SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 940-2500

Item 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a) As disclosed in its March 21, 2005 press release, Walgreen Co. (the "Company") will record a non-cash correction of lease accounting errors. These adjustments will conform the Company's accounting for leases to the recently expressed views of the Securities and Exchange Commission.

On March 21, 2005, management and the Audit Committee of the Board of Directors, in consultation with the Company's independent registered public accounting firm, Deloitte & Touche LLP, concluded that the Company's financial statements for the three months ended November 30, 2004 and for the fiscal years ended August 31, 2004, 2003 and 2002 should be restated to correct its accounting for leases, and that such previously filed financial statements should no longer be relied upon.

Historically, when accounting for leases, the Company recorded rent expense on a straight-line basis over the firm term of the lease, with the term commencing when actual rent payments began. Depreciation of buildings on leased land occurred over a period that may have included both the firm term of the lease as well as certain option periods.

The Company will revise its accounting such that the commencement date of all lease terms will be the earlier of the date the Company becomes legally obligated to make rent payments or the date the Company has the right to control the property. Additionally, the Company will recognize rent expense on a straight-line basis over a time period that equals or exceeds the time period used for depreciation of buildings on leased land.

The cumulative effect of these adjustments is estimated to be $148.3 million pretax ($92.4 million after tax, or $.09 per share, diluted), of which $6.5 million pretax ($4.1 million after tax, or $.00 per share, diluted) relates to the three months ended November, 30, 2004, $16.6 million pretax ($10.4 million after tax, or $.01 per share, diluted) relates to the fiscal year ended August 31, 2004, $17.0 million pretax ($10.6 million after tax, or $.01 per share, diluted) relates to the fiscal year ended August 31, 2003, and $17.9 million pretax ($11.1 million after tax, or $.01 per share, diluted) relates to the fiscal year ended August 31, 2002. The effect of the adjustments for all fiscal years prior to 2002 is estimated to be $90.3 million pretax ($56.2 million after tax, or $.06 per share, diluted). The adjustments are not material to any one year and have no effect on historical or future cash flows. These estimates are subject to change as the Company completes its preparation of the restated financial statements.

The Company will file the restated consolidated financial statements as amendments to periodic reports with the Securities and Exchange Commission on the appropriate forms as soon as practicable.

A copy of the press release disclosing that the Company's previously issued financial statements will be restated is attached hereto as Exhibit 99.1 and is incorporated herein by reference to this Item 4.02(a).

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits
Exhibit Number	Description
Exhibit 99.1	Press Release issued by Walgreen Co., dated March 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
(Registrant)

By:	/s/ William M. Rudolphsen
William M. Rudolphsen
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: March 21, 2005